SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ____________

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date  of  report  (Date  of  earliest  event  reported)  December  31,  1998
                                                        --------------------


                              Level 8 Systems, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)

                       New York     0-26392     11-2920559
                       --------     -------     ----------
    (State or Other Jurisdiction of Incorporation)     (Commission File Number)
                      (I.R.S. Employer Identification No.)


                              8000 Regency Parkway
                              --------------------
                                 Cary, NC  27511
                    (Address of Principal Executive Offices)

Registrant's  telephone  number,  including  area  code  (919)  380-5000
                                                         ---------------


              1250 Broadway, 35th Floor, New York, New York  10001
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  7.          FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION AND
EXHIBITS

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits set forth in Level 8 Systems, Inc.'s Form 8-K dated
December 31, 1998 and filed January 15, 1999, is hereby amended to read in its entirety as follows:

(a)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

     The financial statements required to be filed were previously reported in Seer Technologies, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1998, and incorporated herein by reference.


(b)     PRO  FORMA  FINANCIAL  INFORMATION

     The following unaudited pro forma combined financial statements are Presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had Level 8 Systems, Inc. ("Level 8") and Seer Technologies, Inc. ("Seer") been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Level 8 and Seer, including the notes thereto.

     Level 8's historical unaudited consolidated statement of income and balance sheet included herewith differ from those previously reported and included with Level 8's Form 10-Q for the quarter ended September 30, 1998. On February 11, 1998, Level 8 announced that it would restate its quarterly financial statements for 1998, primarily to reflect an adjustment to the $6.5 million charge for in-process research and development recorded in the first quarter of fiscal year 1998 related to the acquisition of Momentum Software Corporation ("Momentum"). These preliminary restated financial statements for the period ended September 30, 1998 were prepared by the Company's management based primarily on preliminary information furnished by independent consultants reviewing the valuation of Momentum's in-process research and development. The preliminary financial statements for the period ended September 30, 1998 have not been audited and may be subject to further adjustment in connection with the pending audit of the consolidated financial statements for the fiscal year ended December 31, 1998. In the opinion of management, the information contained herein reflects all material adjustments necessary for a fair statement of the interim results of operations.

     The following pro forma combined financial statements give effect to the acquisition of 69% of the outstanding voting stock of Seer using the purchase method of accounting. The pro forma combined financial statements are based on the respective historical audited and unaudited consolidated financial statements and the notes thereto of Level 8 and Seer, which are incorporated herein by reference.

     The pro forma combined balance sheet assumes that the acquisition took place on September 30, 1998 and combined Level 8's unaudited September 30, 1998 consolidated balance sheet and Seer's September 30, 1998 consolidated balance sheet.

    The pro forma combined statements of income assume the business combination took place as of the beginning of the periods presented. The income statement for the year ended December 31, 1997 combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1997 and Level 8's consolidated statement of income for the year ended December
31, 1997. The income statement with the period ending in September combines Seer's and Level 8's unaudited consolidated statements of income for the nine month period ended September 30, 1998. Seer's 1997 and 1998 fiscal year's ended on September 30. Seer's twelve month and nine month periods were derived by combining the unaudited results for the quarters ended
March 31, June 30, September 30, and December 31, 1997 and the quarters ended March 31, June 30, and September 30, 1998, respectively.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by the Company's management based primarily on information furnished by management of Seer and an independent valuation of acquired software and research and development. The final allocation of the purchase price will be based on a complete valuation of the assets and liabilities of Seer. Management does not expect the finalization of these matters to have a material effect on the purchase price allocation. Further, management expects the valuation of the acquisition to be finalized prior to the filing of Level 8's Annual Report on Form 10-K for fiscal year 1998.




c)     EXHIBITS



 2.1    Agreement dated November 23, 1998, among Level 8 Systems, Inc. ("Level 8")
        and WCAS relating to the acquisition of capital stock of Seer Technologies, Inc.
        ("Seer") by Level 8 are incorporated by reference to Exhibit 2.1 to Seer Form
        10-K for the fiscal year ended September 30, 1998.

 4.1    Form of Warrant(s) representing the 250,000 Level 8 warrants issued to the
        WCAS parties is incorporated by reference to Exhibit 8.2(A) to Seer Form 10-K for the fiscal year ended September 30, 1998.

10.1    Level 8 Guaranty Agreement dated December 31, 1998 is incorporated herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

10.2    Level 8 Promissory Note dated December 31, 1998, in favor of Liraz Systems
        Ltd. in the principal amount of $12,000,000 is incorporated herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

10.3    Seer Promissory Note dated December 31, 1998, in favor of Level 8 in the principal amount of $12,000,000 is incorporated herein by reference to exhibit
        10.1 to Level 8 Form 8-K dated January 15, 1999.

10.4    Liraz Agreement is incorporated herein by reference to exhibit 10.1 to Level 8
        Form 8-K dated January 15, 1999.




                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LEVEL  8  SYSTEMS,  INC.
                              ---------------------------------

Dated:  March  16,  1999                    By:  /s/  Steven  Dmiszewicki
                                                 ------------------------
                                                      Steven  Dmiszewicki
                                                Chief  Operating  Officer



                                            LEVEL 8 SYSTEMS, INC.
                           UNAUDITED PRO FORMA COMBINED AND CONDENSED BALANCE SHEET
                                                (in thousands)


                                                              SEER    LEVEL8   PRO-FORMA
                                                               SEPTEMBER 30,   ADJUSTMENTS
                                                              1998      1998      NOTE 3            PRO-FORMA
                                                              ----      ----    ---------           ---------
ASSETS

  Cash and cash equivalents                              $   1,040   $ 3,537   $      -          -  $  4,577
  Trade accounts receivable, net                            17,285     8,598          -          -    25,883
  Prepaid expenses and other current assets                  1,476     1,389          -          -     2,865
  Net assets from discontinued operations                        -     1,770          -          -     1,770
                                                         ----------  --------                       ---------
        Total current assets                                19,801    15,294          -          -    35,095

  Goodwill and other intangible assets                           -     7,391     26,132      ( a )    33,523
  Property and equipment, net                                1,867     1,609          -          -     3,476
  Capitalized software costs, net                            1,140     3,048          -          -     4,188
  Deferred income taxes                                          -       972          -          -     1,325
  Other assets                                                 387        13          -          -       400
                                                         ----------  --------                       ---------
        TOTAL ASSETS                                     $  23,195   $28,327          -          -  $ 78,007
                                                         ==========  ========                       =========




LIABILITIES AND STOCKHOLDERS' EQUITY

  Notes payable, due on demand                           $  38,148   $     -    (28,900)     ( b )  $  9,248
  Current maturities of loan from related company                -       594     12,000      ( b )    12,594
  Current maturities of long-term debt                           -        27          -          -        27
  Accounts payable                                           2,897     1,410          -          -     4,307
  Accrued expenses:                                              -         -          -          -         -
    Compensation                                               744         -          -          -       744
    Commissions                                              1,156         -          -          -     1,156
    Restructuring                                            4,064         -          -          -     4,064
    Other                                                    3,459       274      5,330      ( a )     9,063
  Due to related company                                         -       212          -          -                  212
  Deferred revenue                                           7,355     4,885          -          -    12,240
  Income taxes payable                                       1,644         -          -          -     1,644
                                                         ----------  --------                       ---------
        Total current liabilities                           59,467     7,402          -          -    55,299

  OTHER LIABILITIES
  Deferred revenue                                             253         -          -          -       253
  Long term debt, net of current maturities                      -        85          -          -        85
  Loan from related company, net of current maturities           -     1,039          -          -     1,039
                                                         ----------  --------                       ---------
                                                               253     1,124          -          -     1,730

  Stockholders' equity (deficiency):
    Preferred stock                                             39         -        (39)     ( d )         -
    Common stock                                               120        77       (110)  ( a, d )        87
    Additional paid-in-capital                              76,023    28,825    (70,164)  ( a, d )    34,684
    Cumulative translation adjustments                        (847)        -        847      ( d )         -
    Accumulated deficit                                   (111,860)   (9,101)   107,168   ( a, d )   (13,793)
                                                         ----------  --------                       ---------
        Total stockholders' equity (deficiency)            (36,525)   19,801          -          -    20,978
                                                         ----------  --------                       ---------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $  23,195   $28,327          -          -  $ 78,007
                                                         ==========  ========                       =========

The accompanying notes are an integral of the combined financial statements



                                      LEVEL 8 SYSTEMS, INC.
                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                            (in thousands, except per share amounts)

                                                 SEER    LEVEL8    PRO-FORMA
                                                  SEPTEMBER 30,   ADJUSTMENTS
                                                 1998      1998      NOTE 3            PRO-FORMA
                                                 ----      ----    ---------           ---------

Revenue:
  Software products                              $  4,288   $   737   $     -       -  $  5,025
  Services                                         41,319     7,230         -       -    48,549
  Other                                                 -       632         -       -       632
                                                 ---------  --------  --------         ---------
       Total operating revenue                     45,607     8,599         -       -    54,206

Cost of revenue:
  Software products                                 1,134       856         -       -     1,990
  Services                                         30,325     4,126         -       -    34,451
                                                 ---------  --------  --------         ---------
       Total cost of revenue                       31,459     4,982         -       -    36,441

Gross profit                                       14,148     3,617         -       -    17,765

Operating expenses:
  Research and product development                  9,068     1,975         -       -    11,043
  Purchased research and development                    -     1,200         -       -     1,200
  Selling, General and adminstrative               22,000     7,298     4,731   ( a )    34,029
  Write-off of capitalized software costs               -     1,794         -       -     1,794
  Restructuring charges                            13,200         -         -       -    13,200
                                                 ---------  --------  --------         ---------
       Total operating expenses                    44,268    12,267                 -    61,266
                                                 ---------  --------  --------         ---------


  Operating income/(loss)                         (30,120)   (8,650)   (4,731)      -   (43,501)

Other income (expense):
  Interest income                                     343       226         -       -       569
  Interest expense                                 (2,703)      (74)    1,314   ( b )    (1,463)
                                                 ---------  --------  --------         ---------
     Other expense, net                            (2,360)      152     1,314       -      (894)
                                                 ---------  --------  --------         ---------

Loss from continuing operations before
provision for income taxes                        (32,480)   (8,498)   (3,417)      -   (44,395)

Income tax expense/(benefit)                       20,052      (763)        -       -    19,289

Minority interest                                       -         -    (3,518)  ( c )    (3,518)

  Net income/(loss) from continuing operations   $(52,532)  $(7,735)  $   101       -  $(60,166)
                                                 ---------  --------  --------         ---------


Loss per share from continuing operations -             -         -         -       -  $  (7.12)
     basic and diluted                                                                 =========

Weighted average shares outstanding -
     basic and diluted                                  -         -         -       -     8,448
                                                                                       =========

The accompanying notes are an integral part of the combined financial statements.



                                   LEVEL 8 SYSTEMS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                            FOR THE YEAR ENDED DECEMBER 31, 1997
                          (in thousands, except per share amounts)



                                                    SEER    LEVEL8      PRO-FORMA
                                                     DECEMBER 31,      ADJUSTMENTS
                                                    1997      1997        NOTE 3     PRO-FORMA
                                                    ----      ----       ---------   ---------

Revenue:
  Software products                                $ 30,796   $ 4,354   $     -       $ 35,150
  Services                                           67,588    10,171         -         77,759
  Other                                                   -       155         -            155
                                                   ---------  --------  --------      ---------
    Total operating revenue                          98,384    14,680         -        113,064

Cost of revenue:
  Software products                                   1,589     2,554         -          4,143
  Services                                           44,660     4,995         -         49,655
  Other                                                   -        40         -             40
                                                   ---------  --------  --------      ---------
    Total cost of revenue                            46,249     7,589         -         53,838

Gross profit                                         52,135     7,091         -         59,226

Operating expenses
  Research and product development                   12,913         -         -         12,913
  Selling, general and administrative                47,786     5,892     6,307  (a)    59,985
                                                   ---------  --------  --------      ---------
    Total operating expenses                         60,699     5,892     6,307         72,898
                                                   ---------  --------  --------      ---------

  Operating income / (loss)                          (8,564)    1,199    (6,307)       (13,672)

Other income (expense)
  Interest income                                       495       410         -            905
  Interest expense                                   (2,555)      (20)    1,886  (b)      (689)
                                                   ---------  --------  --------      ---------
    Other expense, net                               (2,060)      390     1,886            216
                                                   =========  ========  ========      =========

Loss from continuing operations before
provision for income taxes                          (10,624)    1,589    (4,421)       (13,456)

Income tax expense / (benefit)                          978       553         -          1,531

Minority interest                                         -         -    (3,597) (c)    (3,597)

  Net income / (loss) from continuing operations    (11,602)    1,036      (825)       (11,391)
                                                   =========  ========  ========      =========


Loss per share from continuing operations -               -         -         -       $  (1.43)
     basic and diluted                                                                =========


Weighted average shares outstanding -                     -         -         -          7,992
     basic and diluted                                                                =========



The accompanying notes are an integral part of the combined financial statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE  1.     BASIS  OF  PRESENTATION

     The pro forma combined balance sheet assumes that the acquisition of 69% of Seer's voting stock took place on September 30, 1998 and combined Level 8's unaudited September 30, 1998 consolidated balance sheet and Seer's September 30, 1998 consolidated balance sheet. As of January 1, 1997, the shareholders of the remaining 31% of the outstanding voting stock were deemed to have shared in the losses of Seer up to their remaining interest in Seer's net assets.

     The pro forma combined statements of income assume the business combination took place as of January 1, 1997. The income statement with the period ending in December combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1997 and Level 8's consolidated statement of income for the year ended December 31, 1997. The income statement with the period ending in September combines Seer's and Level 8's unaudited consolidated statements of income for the nine month period ended September 30, 1998. Seer's 1997 and 1998 fiscal year's ended on September 30. Seer's twelve month and nine month periods were derived by combining the unaudited results for the relevant quarters ended March 31, June 30, September 30, and December 31, 1997 and the quarters ended March 31, June 30, and September 30, 1998, respectively.

     On a combined basis there were no material transactions between Seer and Level 8 during the period presented.

     The American Institute of Certified Public Accountants has issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition." SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997, and provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. Level 8 adopted SOP 97-2 on January 1, 1998 and Seer adopted SOP 97-2 on October 1, 1998 based on the beginning of their respective fiscal year and in accordance with the effective dates of the statements. There are no other material differences between the accounting policies of Seer and Level 8.

     As Level 8 acquired only 69% of Seer's voting stock, the pro forma combined provision for income taxes does not represent the amounts that would have resulted had Seer and Level 8 filed a consolidated income tax return during the period presented.

     Certain historical amounts in the accompanying financial statements have been reclassified to create a uniform pro-forma presentation. Such reclassifications had no effect on net income/(loss) or stockholders' equity for the periods presented.


NOTE  2.     GENERAL

     The acquisition will be accounted for as a purchase business combination by Level 8. The accompanying unaudited pro forma combined condensed financial statements reflect an aggregate purchase price for 69% of Seer of $55.5 million, consisting of the following: stock issued to Seer stockholders and direct costs of the acquisition valued at $7.2 million, other indirect costs related to the acquisition of $4 million, a 69% share of Seer's net liabilities of $19.6 million(giving effect for the investment of Welsh, Carson, Anderson and Stowe VI L.P. and certain affiliated parties("WCAS") as discussed in Note 3.b. below) or $13.5 million, $4.7 million of in-process research and development, and $26.1 million of Other Intangible Assets and Goodwill.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the intangible assets and net liabilities acquired as of September 30, 1998, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair value. These preliminary estimates of fair value were determined by Level 8's management based primarily on information furnished by management of Seer and an independent valuation of acquired software and research and development. The final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of Seer and will be based on Seer's net liabilities at December 31, 1998. Accordingly, the pro-forma information presented herein as of September 30, 1998 will differ from the final purchase price allocation calculated as of December 31, 1998.

     Level 8 also expects to incur costs of approximately $1.5 million primarily related to the reorganization of Level 8's operations in connection with the acquisition, primarily for the closure of certain facilities and severance costs for employees.

NOTE  3.     PRO  FORMA  ADJUSTMENTS

(a) Adjustments are to record the estimated valuation of tangible and intangible assets, excluding purchased in-process research and development, resulting from the preliminary allocation of the purchase price, as discussed in
Note 2. Valuation of the intangible assets acquired was conducted by an independent third-party valuation expert and consists of purchased in-process technology, proven research and development, the installed customer base, trademarks, and acquired workforce with the excess of the purchase price allocated to goodwill.

     Intangible assets and goodwill of $26.1 million are comprised of proven research and development of $3.2 million, installed customer base of $4.8 million, acquired workforce of $4.3 million, trademarks of $.6 million, and goodwill of $13.2 million, which have estimated useful lives ranging from 3 to 5 years.

     The estimated annual amortization charge to income related to intangible assets acquired and goodwill resulting from the purchase described above approximates $6.3 million. This charge is reflected in the pro forma combined statements of income.

     Management estimates that approximately $4.7 million of the purchase price represents purchased in-process research and development that has not reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge upon consummation of the acquisition. This amount has been reflected as a reduction to stockholder's equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

     The value assigned to purchased in-process research and development was determined by identifying projects in areas for which technological feasibility had not been established. The value was determined by estimating the percentage completed and the discounted expected net cash flows from these projects. The resulting net cash flows from such projects are based on Seer management's estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from such projects.


(b) Adjustments are to record the $12 million loan to Level 8 from Liraz and the $16.9 million investment made by the WCAS parties in conjunction with Level 8's purchase of Seer's capital stock from the WCAS parties, which were received on December 31, 1998. Upon receiving the loan from Liraz, Level 8 made a subordinated loan to Seer in the amount of $12 million. On December 31, 1998, Seer utilized the $28.9 million to pay down its outstanding balances with its commercial creditors. For additional discussion of these transactions, see Level 8's Form 8-K filed on January 15, 1999.

     The amount of interest expense saved by Seer was computed assuming the funds were received on January 1, 1997 and utilizing the respective quarterly weighted-average interest rates for the periods presented.

(c) Adjustments are to record a share of the net loss attributable to the minority interest of Seer.

(d)     Adjustments  are  to  eliminate  Seer's  historical  equity  balances.



NOTE  4.     PRO  FORMA  EARNINGS  PER  COMMON  SHARE

     The unaudited pro forma combined basic earnings per share data is computed by providing pro forma combined income per share by the weighted average number of common shares outstanding and the issuance of one million shares of common stock to WCAS assumed to be issued on January 1, 1997. Diluted earnings (loss) per share is not presented as its inclusion would be anti-dilutive. Potentially dilutive securities outstanding during the periods presented include stock options and stock warrants.